Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Atossa Genetics Inc.

Seattle, Washington

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-205308, 333-208236, 333-211797 and 333-216031), Form S-3 (No. 333-186248 and 333-192390), and Form S-8 (No. 333-185625 and 333-193952) of Atossa Genetics Inc. of our report dated March 16, 2017, relating to the consolidated financial statements, which appear in this Form 10-K. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ BDO USA, LLP

Seattle, Washington
March 16, 2017